Exhibit 99.1

DuPont Reports First Quarter 2021 Results
•1Q21 GAAP EPS from continuing operations of $0.89; adjusted EPS of $0.91
•1Q21 Net Sales of $4.0 billion, up 8 percent; organic sales up 7 percent versus the year-ago period
•1Q21 GAAP Income from continuing operations of $541 million; operating EBITDA of $1.05 billion, up 15 percent versus the year-ago period
•Earnings leverage of 1.9 times driving operating EBITDA margin expansion of 160 basis points
•Approximately $660 million of capital returned to shareholders during the quarter through share repurchases and dividends
•Raises full year 2021 guidance for net sales, operating EBITDA and adjusted EPS
WILMINGTON, Del., May 4, 2021 - DuPont (NYSE: DD) today announced financial results for the first quarter 2021.
“As we emerge from the COVID-19 pandemic, the leading positions we hold in semiconductor, smartphones, automotive, water filtration, and residential construction end-markets enabled us to deliver strong first quarter results ahead of expectations with organic sales growth in all three reporting segments,” said Ed Breen, DuPont Executive Chairman and Chief Executive Officer. “We delivered these results despite headwinds associated with escalating raw material and logistics costs and global supply constraints of key raw materials. Our teams have worked closely with our suppliers and customers to help mitigate the impact incurred as a result of these industry challenges.”
“In addition to delivering solid financial results, we advanced a number of strategic priorities,” Breen continued. “During the first quarter, we completed the separation of our Nutrition & Biosciences business via a tax-free split and signed agreements to divest our Clean Technologies and Solamet® businesses(2) and expect all three transactions will deliver approximately $8 billion in gross proceeds. Additionally, we announced a definitive agreement to acquire Laird Performance Materials(2) which complements our Electronics & Industrial segment. The planned acquisition of Laird Performance Materials is part of our strategy of growing as a global innovation leader through targeted M&A. We also executed $500 million of share repurchases under our existing program and have approximately $500 million repurchase authorization remaining which we intend to complete by June 1. Also, as previously announced, our Board of Directors authorized a new $1.5 billion share buyback program which expires on June 30, 2022. Finally, we de-levered our balance sheet during the quarter by paying down our $3 billion term loan and we will redeem the $2 billion May 2020 bonds later this month. These actions, combined with our dividend policy, further illustrate our commitment to a balanced capital allocation approach.”
First Quarter 2021 Results
Net sales totaled $4.0 billion, up 8 percent versus the year-ago period as reported and up 7 percent versus the year-ago period on an organic(1) basis. Sales were up on an as reported and organic basis in all three segments led by double-digit growth in Electronics & Industrial on continued strength in both semiconductors and smartphone technologies, high single-digit organic growth in Mobility & Materials on further recovery in automotive and industrial markets, and strong demand in Water & Protection for water filtration technologies. On a regional basis, organic sales growth was led by Asia Pacific more than offsetting declines in US & Canada and EMEA.
GAAP EPS from continuing operations totaled $0.89 on GAAP income from continuing operations of $541 million, versus GAAP EPS from continuing operations of $(0.75) on a GAAP loss from continuing operations of $(550) million in the year-ago period. The improvement is attributable to the absence of prior year goodwill and asset impairment charges, significantly less integration and separation costs, a significantly lower share count, higher segment earnings, and a lower tax rate, partially offset by the absence of a prior year gain related to a divestiture.
(1) Adjusted EPS, operating EBITDA and free cash flow are non-GAAP measures. See page 6 for further discussion. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 11 of this communication.
(2) Subject to regulatory approval and other customary closing conditions.

Operating EBITDA(1) was $1.05 billion, up 15 percent versus operating EBITDA(1) in the prior year. Strong demand in Electronics & Industrial and Mobility & Materials as well as benefits from prior year cost initiatives contributed to 160 basis points of operating EBITDA margin expansion and 1.9 times operating EBITDA leverage. Adjusted EPS(1) was $0.91, up 90% versus adjusted EPS(1) in the year-ago period due to a significantly lower share count, higher segment results and benefits associated with a lower base tax rate and lower interest expense.
Operating cash flow for the quarter was $378 million and included working capital headwinds of about $300 million led by higher accounts receivable balances on increased sales. Capital expenditures of $283 million resulted in free cash flow(1) of $95 million.
During the first quarter 2021, DuPont completed the previously announced separation of its Nutrition & Biosciences business (the “N&B Business”) in a Reverse Morris Trust transaction, in which Nutrition & Biosciences, Inc. (“N&B”) was merged with a subsidiary of International Flavors and Fragrances Inc. (“IFF”). In connection with closing of the IFF transaction and the related exchange offer, DuPont accepted and retired 197.4 million shares of DuPont common stock.

First Quarter 2021 Segment Highlights
Electronics & Industrial
Electronics & Industrial reported a record quarter with net sales of $1.3 billion, up 17 percent from the year-ago period. Organic sales were up 14 percent driven by a 15 percent volume gain offset by a 1 percent decline in price. Currency was a 3 percent tailwind.
Volume gains were led by Semiconductor Technologies where new technology ramps in advanced nodes within logic and foundry along with robust demand for memory in servers and data centers delivered double-digit growth versus the year-ago period. Interconnect Solutions also delivered double-digit growth, driven by higher material content in premium, next-generation smartphones. Within Industrial Solutions, double-digit volume gains in display materials and healthcare more than offset continued weakness in aerospace and flexographic printing.
Operating EBITDA for the segment was $436 million, an increase of 33 percent from operating EBITDA of $327 million in the year-ago period, driven primarily by strong volume growth and a gain on an asset divestiture.

Water & Protection
Water & Protection reported net sales of $1.3 billion, up 4 percent from the year-ago period. Organic sales were up 1 percent on a 1 percent increase in volume. Currency was a 3 percent tailwind.
Sales gains were led by Water Solutions with double-digit volume growth reflecting strong demand for our reverse osmosis and ultrafiltration technologies. Ongoing strength in residential construction and retail channels for do-it-yourself applications resulted in volume growth in Shelter Solutions versus the year-ago period. Within Safety Solutions, strengthening demand for aramid fibers in industrial and automotive end markets was more than offset by continued weakness in aerospace resulting in low-single digit volume declines.
Operating EBITDA for the segment totaled $355 million, relatively flat with operating EBITDA of $357 million in the year-ago period as sales gains and cost productivity actions were offset by higher manufacturing and supply chain costs.

Mobility & Materials
Mobility & Materials reported net sales of $1.2 billion, up 11 percent from the year-ago period. Organic sales were up 8 percent driven by a 7 percent volume gain and a 1 percent increase in price. Currency was a 3 percent tailwind.

Double-digit growth in Performance Resins and Advanced Solutions was attributable to the continued recovery of the global automotive market as well as strong demand for specialty pastes used in consumer electronics. Demand within Engineering Polymers was strong; however, global supply constraints in key raw materials resulted in low-single digit volume declines. We expect to recover this volume as the raw material constraints are alleviated.
Operating EBITDA for the segment was $278 million, an increase of 29 percent from operating EBITDA of $215 million in the year-ago period, as higher volumes and savings from productivity actions delivered a 320 basis point improvement in operating EBITDA margins versus the year-ago period.

Second Quarter and Full Year 2021 Outlook
“With a strong start to the year, positive trends continuing in our key end-markets and confidence in our team’s ability to navigate through global supply constraints, we are raising our guidance for the year for net sales, operating EBITDA and adjusted EPS,” said Lori Koch, Chief Financial Officer of DuPont. “For full year 2021, we now estimate net sales to be between $15.7 billion and $15.9 billion and operating EBITDA between $3.98 billion and $4.08 billion. Our outlook for full year adjusted EPS is now in the range of $3.60 to $3.75 per share, an increase of $0.30 per share from our previous estimates.”
“We also expect similar top-line trends continuing from first quarter into the second quarter coupled with slight escalation in raw materials and logistics costs. We expect second quarter of 2021 results to be up significantly versus the second quarter of last year with net sales estimated between $3.925 billion and $4.025 billion, operating EBITDA between $990 million and $1,010 million, and adjusted EPS between $0.93 and $0.95 per share.”

Conference Call
The Company will host a live webcast of its first quarter earnings conference call with investors to discuss its results and business outlook today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at www.investors.dupont.com.

For further information contact: DuPont Investors: Leland Weaver leland.weaver@dupont.com +1 302-999-2477	Media: Dan Turner daniel.a.turner@dupont.com +1 302-996-8372

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Cautionary Statement Regarding Forward Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

On April 1, 2019, the Company completed the separation of the materials science business through the spin-off of Dow Inc., (“Dow”) including Dow’s subsidiary The Dow Chemical Company (the “Dow Distribution”). On June 1, 2019, the Company completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”) including Corteva’s subsidiary E. I. du Pont de Nemours and Company (“EID”), (the “Corteva Distribution and together with the Dow Distribution, the “DWDP Distributions”).

On February 1, 2021, the Company completed the divestiture of the Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrance Inc. (“IFF”) in a Reverse Morris Trust transaction (the “N&B Transaction”) that resulted in IFF issuing shares to DuPont stockholders.

On March 8, 2021, DuPont announced entry into a definitive agreement to acquire the Laird Performance Materials business, subject to regulatory approval and customary closing conditions, (the “proposed Laird PM Acquisition”).

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) ability to achieve expectations regarding the timing, completion, integration, and accounting and tax treatments related to the proposed Laird PM Acquisition; (ii) the ability to achieve expected benefits, synergies and operating efficiencies in connection with the proposed Laird PM Acquisition within the expected time frames or at all or to successfully integrate the Laird Performance Materials business; (iii) ability to achieve anticipated tax treatments in connection with the N&B Transaction or the DWDP Distributions; (iv) changes in relevant tax and other laws; (v) indemnification of certain legacy liabilities of EID in connection with the Corteva Distribution; (vi) risks and costs related to the performance under and impact of the cost sharing arrangement by and between DuPont, Corteva and The Chemours Company related to future eligible PFAS costs; (vii) failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses; (viii) uncertainty as to the long-term value of DuPont common stock; (ix) risks and uncertainties related to the novel coronavirus (COVID-19) and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) on DuPont’s business, results of operations, access to sources of liquidity and financial condition which depend on highly uncertain and unpredictable future developments, including, but not limited to, the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions resume; and (x) other risks to DuPont's business, operations; each as further discussed in detail in and results of operations as discussed in DuPont’s annual report on Form 10-K for the year ended December 31, 2020 and its subsequent reports on Form 10-Q and Form 8-K. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Overview
Effective August 31, 2017, E. I. du Pont de Nemours and Company ("EID") and The Dow Chemical Company ("TDCC") each merged with subsidiaries of DowDuPont Inc. (n/k/a "DuPont”) and, as a result, EID and TDCC became subsidiaries of the Company (the "DWDP Merger"). On April 1, 2019, the Company completed the separation of the materials science business through the spin-off of Dow Inc., (“Dow”) including Dow’s subsidiary TDCC (the “Dow Distribution”). On June 1, 2019, the Company completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”) including Corteva’s subsidiary EID, (the “Corteva Distribution and together with the Dow Distribution, the “DWDP Distributions”).
On February 1, 2021 the Company completed the divestiture of the Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrance Inc. (“IFF”) in a Reverse Morris Trust transaction (the “N&B Transaction”) that resulting in IFF issuing shares to DuPont stockholders. The results of operations of DuPont for all periods presented reflect the historical financial results of N&B as discontinued operations, as applicable. The cash flows related to N&B have not been segregated and are included in the Consolidated Statements of Cash Flows for the applicable periods. On February 1, 2021, the Company announced changes to its management and reporting structure. As a result of these changes segments were renamed and underlying businesses were realigned. Financial results contained within this earnings release reflect the new reporting structure for all periods presented.
Non-GAAP Financial Measures
This earnings release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 11 and on the Investors section of the Company's website. Non-GAAP measures included in this release are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.
Adjusted earnings per common share from continuing operations - diluted ("Adjusted EPS"), is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the DWDP Merger and the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) benefits / charges. Although amortization of EID intangibles acquired as part of the DWDP Merger is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Management estimates amortization expense in 2021 associated with intangibles acquired as part of the DWDP Merger to be approximately $480 million on a pre-tax basis, or approximately $0.70 per share.
Operating EBITDA, is defined as earnings (i.e. income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, adjusted to exclude significant items. Operating EBITDA margin is calculated as operating EBITDA divided by net sales. Operating EBITDA leverage is calculated as the year-over-year percentage change in operating EBITDA divided by the year-over-year percentage change in net sales.
Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.
Organic Sales is defined as net sales excluding the impacts of currency and portfolio.
Free cash flow is defined as cash provided by/used for operating activities less capital expenditures. As a result, free cash flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company's primary source of liquidity, cash provided by operating activities. Management believes free cash flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company's cash flow and financial performance, and it is an integral measure used in the Company's financial planning process.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended March 31,
	2021	2020
Net sales	$3,976	$3,670
Cost of sales	2,512	2,319
Research and development expenses	156	173
Selling, general and administrative expenses	456	482
Amortization of intangibles	167	178
Restructuring and asset related charges - net	2	398
Goodwill impairment charges	—	533
Integration and separation costs	6	123
Equity in earnings of nonconsolidated affiliates	26	39
Sundry income (expense) - net	16	212
Interest expense	146	171
Income (loss) from continuing operations before income taxes	573	(456)
Provision for income taxes on continuing operations	32	94
Income (loss) from continuing operations, net of tax	541	(550)
Income (loss) from discontinued operations, net of tax	4,857	(60)
Net income (loss)	5,398	(610)
Net income attributable to noncontrolling interests	4	6
Net income (loss) available for DuPont common stockholders	$5,394	$(616)

Per common share data:
Earnings (loss) per common share from continuing operations - basic	$0.89	$(0.75)
Earnings (loss) per common share from discontinued operations - basic	8.03	(0.08)
Earnings (loss) per common share - basic	$8.92	$(0.83)
Earnings (loss) per common share from continuing operations - diluted	$0.89	$(0.75)
Earnings (loss) per common share from discontinued operations - diluted	8.01	(0.08)
Earnings (loss) per common share - diluted	$8.90	$(0.83)

Weighted-average common shares outstanding - basic	604.8	738.6
Weighted-average common shares outstanding - diluted	606.3	738.6

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share and per share amounts (Unaudited)	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$4,384	$2,544
Marketable securities	2,001	—
Accounts and notes receivable - net	2,609	2,421
Inventories	2,499	2,393
Other current assets	184	181
Assets held for sale	863	810
Assets of discontinued operations	—	20,659
Total current assets	12,540	29,008
Property, plant and equipment - net of accumulated depreciation (March 31, 2021 - $4,359; December 31, 2020 - $4,256)	6,744	6,867
Other Assets
Goodwill	18,511	18,702
Other intangible assets	7,857	8,072
Restricted cash	—	6,206
Investments and noncurrent receivables	1,059	1,047
Deferred income tax assets	177	190
Deferred charges and other assets	916	812
Total other assets	28,520	35,029
Total Assets	$47,804	$70,904
Liabilities and Equity
Current Liabilities
Short-term borrowings and finance lease obligations	$1,997	$1
Accounts payable	2,219	2,222
Income taxes payable	189	169
Accrued and other current liabilities	1,129	1,084
Liabilities related to assets held for sale	133	140
Liabilities of discontinued operations	—	8,610
Total current liabilities	5,667	12,226
Long-Term Debt	10,625	15,611
Other Noncurrent Liabilities
Deferred income tax liabilities	1,918	2,053
Pension and other post-employment benefits - noncurrent	1,040	1,110
Other noncurrent obligations	849	834
Total other noncurrent liabilities	3,807	3,997
Total Liabilities	$20,099	$31,834
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2021: 532,090,582 shares; 2020: 734,204,054 shares)	5	7
Additional paid-in capital	49,964	50,039
Accumulated deficit	(22,618)	(11,586)
Accumulated other comprehensive (loss) income	(163)	44
Total DuPont stockholders' equity	27,188	38,504
Noncontrolling interests	517	566
Total equity	27,705	39,070
Total Liabilities and Equity	$47,804	$70,904

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Three Months Ended March 31,
	2021	2020
Operating Activities
Net income (loss)	$5,398	$(610)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	391	772
Credit for deferred income tax and other tax related items	(105)	(164)
Earnings of nonconsolidated affiliates in excess of dividends received	(20)	(31)
Net periodic pension benefit cost	2	7
Pension contributions	(26)	(26)
Net gain on sales and split-offs of assets, businesses and investments	(4,982)	(197)
Restructuring and asset related charges - net	4	404
Goodwill impairment charges	—	533
Other net loss	53	49
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(228)	(134)
Inventories	(174)	(134)
Accounts payable	92	236
Other assets and liabilities, net	(27)	13
Cash provided by operating activities	378	718
Investing Activities
Capital expenditures	(283)	(481)
Proceeds from sales of property and businesses, net of cash divested	31	427
Acquisitions of property and businesses, net of cash acquired	(11)	(73)
Purchases of investments	(2,001)	(1)
Other investing activities, net	4	4
Cash used for investing activities	(2,260)	(124)
Financing Activities
Changes in short-term notes payable	—	69
Proceeds from issuance of long-term debt	—	25
Proceeds from issuance of long-term debt transferred to IFF at split-off	1,250	—
Payments on long-term debt	(3,000)	(1)
Purchases of common stock	(500)	(232)
Proceeds from issuance of Company stock	90	34
Employee taxes paid for share-based payment arrangements	(15)	(12)
Distributions to noncontrolling interests	(19)	(6)
Dividends paid to stockholders	(161)	(222)
Cash transferred to IFF at split-off	(100)	—
Other financing activities, net	(3)	1
Cash used for financing activities	(2,458)	(344)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(37)	(45)
(Decrease) Increase in cash, cash equivalents and restricted cash	(4,377)	205
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	8,767	1,569
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	8	8
Cash, cash equivalents and restricted cash at beginning of period	8,775	1,577
Cash, cash equivalents and restricted cash from continuing operations, end of period	4,398	1,776
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	6
Cash, cash equivalents and restricted cash at end of period	4,398	1,782

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended
In millions (Unaudited)	Mar 31, 2021	Mar 31, 2020
Electronics & Industrial	$1,300	$1,115
Water & Protection	1,328	1,276
Mobility & Materials	1,215	1,091
Corporate	133	188
Total	$3,976	$3,670
U.S. & Canada	$1,051	$1,152
EMEA [1]	830	791
Asia Pacific	1,950	1,581
Latin America	145	146
Total	$3,976	$3,670

Net Sales Variance by Segment and Geographic Region	Three Months Ended March 31, 2021
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(1)%	15%	14%	3%	—%	17%
Water & Protection	—	1	1	3	—	4
Mobility & Materials	1	7	8	3	—	11
Corporate	1	(4)	(3)	1	(27)	(29)
Total	—%	7%	7%	3%	(2)%	8%
U.S. & Canada	—%	(4)%	(4)%	—%	(5)%	(9)%
EMEA [1]	(2)	—	(2)	7	—	5
Asia Pacific	1	19	20	3	—	23
Latin America	6	—	6	(7)	—	(1)
Total	—%	7%	7%	3%	(2)%	8%
1. Europe, Middle East and Africa.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2021	Mar 31, 2020
Electronics & Industrial	$436	$327
Water & Protection	355	357
Mobility & Materials	278	215
Corporate [1]	(22)	8
Total	$1,047	$907
1. Corporate include $(42) million and $(36) million of general corporate expenses for the three months ended March 31, 2021 and 2020, respectively.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2021	Mar 31, 2020
Electronics & Industrial	$9	$9
Water & Protection	12	7
Mobility & Materials	3	1
Corporate [1]	2	22
Total equity earnings included in operating EBITDA (GAAP)	$26	$39
1. Corporate activity in 2020 reflects equity earnings associated with the Hemlock Semiconductor joint venture.

Reconciliation of "Income (Loss) from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended
In millions (Unaudited)	Mar 31, 2021	Mar 31, 2020
Income (loss) from continuing operations, net of tax (GAAP)	$541	$(550)
+ Provision for income taxes on continuing operations	32	94
Income (loss) from continuing operations before income taxes	$573	$(456)
+ Depreciation and amortization	328	345
- Interest income [1]	2	2
+ Interest expense	146	171
- Non-operating pension/OPEB benefit [1]	12	11
- Foreign exchange losses, net [1]	(9)	(3)
- Significant items	(5)	(857)
Operating EBITDA (non-GAAP)	$1,047	$907
1.Included in "Sundry income (expense) - net."

Reconciliation of "Cash provided by operating activities" to Free Cash Flow	Three Months Ended
In millions (Unaudited)	Mar 31, 2021	Mar 31, 2020
Cash provided by operating activities (GAAP) [1]	$378	$718
Capital expenditures	(283)	(481)
Free cash flow (non-GAAP)	$95	$237
1.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities" for the three month periods noted. In addition, includes cash activity related to N&B prior to the N&B Transaction.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended March 31, 2021
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$573	$537	$0.89
Less: Significant items
Integration and separation costs [4]	(6)	(5)	—	Integration and separation costs
Restructuring and asset related charges - net [5]	(2)	(2)	—	Restructuring and asset related charges - net
Gain on divestitures [6]	3	3	—	Sundry income (expense) - net
Income tax related item [7]	—	76	0.12	Provision for income taxes on continuing operations
Total significant items	$(5)	$72	$0.12
Less: Merger-related amortization of intangibles	(120)	(94)	(0.15)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	12	9	0.01	Sundry income (expense) - net
Adjusted results (non-GAAP)	$686	$550	$0.91

Significant Items Impacting Results for the Three Months Ended March 31, 2020
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$(456)	$(556)	$(0.75)
Less: Significant items
Integration and separation costs [4]	(123)	(94)	(0.13)	Integration and separation costs
Restructuring and asset related charges - net [5]	(128)	(98)	(0.13)	Restructuring and asset related charges - net
Goodwill impairment charge [8]	(533)	(533)	(0.72)	Goodwill impairment charges
Asset impairment charges [9]	(270)	(206)	(0.28)	Restructuring and asset related charges - net
Gain on divestitures [10]	197	102	0.14	Sundry income (expense) - net
Income tax related item	—	7	0.01	Sundry income (expense) - net
Total significant items	$(857)	$(822)	$(1.11)
Less: Merger-related amortization of intangibles	(129)	(100)	(0.13)	Amortization of intangibles
Less: Non-op pension / OPEB benefit	11	8	0.01	Sundry income (expense) - net; Provision for income taxes on continuing operations
Adjusted results (non-GAAP)	$519	$358	$0.48
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Integration and separation costs related to strategic initiatives including the divestiture of the held for sale businesses, post-DWDP Merger integration and the DWDP Distributions.
5.Includes Board approved restructuring plans and other asset related charges.
6.Reflects post closing adjustments related previously divested businesses.
7.Reflects a net $76 million tax benefit primarily related to a $59 million tax benefit resulting from the impact of tax reform in Switzerland.
8.Reflects a non-cash goodwill impairment charges of $533 million related to a former non-core businesses which are now within Corporate.
9.Reflects a $270 million pre-tax impairment charge related to a long-lived asset group of a former non-core business which is now within Corporate.
10.Reflects a gain on the first quarter 2020 sale of the Company's Compound Semiconductor Solutions business within the Electronics & Industrial segment.